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                                                                     Exhibit 5.1

                            METTE, EVANS & WOODSIDE
                            3401 NORTH FRONT STREET
                                 P.O. BOX 5950
                          HARRISBURG, PA  17110-0950


                              September 28, 1995





Community Banks, Inc.
150 Market Square
P.O. Box 350
Millersburg, PA  17061

          Re:  Community Banks, Inc.
               Registration Statement on Form S-4
               ----------------------------------


Gentlemen:

          We have acted as counsel to Community Banks, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-4 No. 33-63239, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to 624,120 shares of the Company's common stock, par value $5.00 per share (the "Common Stock"). The Company will offer such shares in connection with the merger (the "Merger") provided for in that Agreement and Plan of Merger dated July 5, 1995 among the Company, Community Banks, N.A., and The Citizens National Bank of Ashland (the "Agreement"). In this connection we have reviewed (a) the Registration Statement, (b) the Company's Articles of Incorporation and By-laws,
(c) a copy of the Agreement, and (d) certain records of the Company's corporate proceedings. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

          Our opinion set forth below is limited to the Pennsylvania Business Corporation Law of 1988, as amended.

          In our opinion, the shares of Common Stock to be issued by the Company in connection with the Merger, when issued by the
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Community Banks, Inc.

September 28, 1995
Page 2


Company in connection with the Merger pursuant to the Agreement, will be legally issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.



                                           Very truly yours,


                                           /s/ James A. Ulsh

JAU:mk